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                                                                    EXHIBIT 10.1
                                                                    ------------

                             101 Huntington Avenue
                          Boston, Massachusetts  02199
                                (the "Building")

                                    SUBLEASE
                                    --------
                                 March 15, 2000

     Reference is made to a certain Lease dated June 16, 1997, as amended by a First Amendment dated August 10, 1998 (collectively, the "Lease") by and between BP Prucenter Acquisition LLC, successor in interest to The Prudential Insurance Company of America, as landlord ("Prime Landlord") and Creative BioMolecules, Inc., as tenant ("Landlord"), with respect to premises ("Premises") containing 10,482 rentable square feet located on the twenty-fourth (24th) floor of the Building.

     WHEREAS, Landlord desires to sublease the Premises ("Sublet Premises") to Tenant;

     WHEREAS, Tenant desires to sublease the Sublet Premises on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the rents to be paid by Tenant to Landlord and the full and complete performance of all terms, covenants, and conditions herein contained to be performed by Landlord and Tenant, the parties hereto hereby agree as follows:

     I.   SUBLEASE OF SUBLET PREMISES FROM LANDLORD TO TENANT
          ---------------------------------------------------

          Landlord hereby demises and subleases the Sublet Premises to Tenant, and Tenant hereby hires and takes the Sublet Premises from Landlord. This Sublease shall be upon all of the same terms and conditions of the Lease (with Landlord under this Sublease as the Landlord under the Lease, and Tenant under this sublease as the Tenant under the Lease), except to the extent inconsistent with the provisions of this Sublease (in which event the provisions of this Sublease shall control).

     II.  DEFINITIONS
          -----------

     All of the terms used in this Sublease shall have the same definitions as set forth in the Lease, except as herein set forth:

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     LANDLORD:                Creative BioMolecules, Inc.

     TENANT:                  BP 111 Huntington Ave LLC

     PRIME LANDLORD:          BP Prucenter Acquisition LLC

     COMMENCEMENT DATE:       The later of (x) July 1, 2000 or (y) the date that
                              Landlord vacates the Sublet Premises.

     TERMINATION DATE:        July 31, 2002

     ANNUAL RENT:             $482,172.00 (i.e. a monthly payment of $40,181.00)


     III.  TERM
           -----

     The term of this Sublease shall commence as of the Commencement Date, and shall, subject to the provisions of this Sublease and the Consent to Sublease, terminate as of the Termination Date. Notwithstanding anything to the contrary herein or in the Lease contained, if Landlord holds over in the Sublet Premises beyond July 1, 2000, then Tenant shall be entitled to one and one-half (1 1/2) days of free rent for each day of holdover by Landlord from and after July 1, 2000.

     IV.   CONDITION OF THE SUBLET PREMISES
           --------------------------------

           Tenant shall take the Sublet Premises "as-is", in the condition in which the Sublet Premises are in as of the Commencement Date, without any obligation on the part of Landlord to prepare or construct the Sublet Premises for Tenant's occupancy, Tenant hereby acknowledging that Landlord has made no representation or warranty to Tenant as to the condition of the Sublet Premises.

     V.    PAYMENT OF RENT
           ---------------

     A. All rent payable under this Sublease shall be paid by Tenant to Landlord at the address set forth in Article XI of this Sublease, or such other place as Landlord may designate in writing to Tenant

     B. Commencing as of the Commencement Date, and continuing thereafter throughout the term of this Sublease, the Annual Rent shall be payable on the first day of each month in advance. If the termination of the term of this Sublease occurs on other than the last day of a calendar month, the Annual Rent for such month shall be pro-rated.

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     VI.    ADDITIONAL RENT
            ---------------

     A. Commencing as of the Commencement Date, and continuing thereafter throughout the term of this Sublease, Tenant shall pay Tenant's Share of Increased Operating Expenses and Tenant's Share of increased Real Estate Taxes in respect of the Sublet Premises in accordance with Sections 3.2 and 3.4 of the Lease and in accordance with Paragraphs 1(C) and (D) of the First Amendment.

     B. Tenant shall pay directly to Boston Edison the cost of electricity used for and in the Sublet Premises pursuant to Section 3.3 of the Lease.

     VII.   END OF TERM; HOLDING OVER
            -------------------------

     Tenant covenants and agrees to vacate and surrender the Sublet Premises to Landlord, in broom clean condition, free of personal property, furniture and fixtures, on or before expiration or the earlier termination of the term of this Sublease, as the case may be. Any holdover by Tenant shall, at Landlord's option, be treated as a daily tenancy at sufferance at a daily rate based upon twice the rental rate payable by Landlord to Prime Landlord in respect of such hold over period, and shall otherwise be on the terms and conditions of this Sublease so far as the same may be applicable. In addition, Tenant shall indemnify, defend, and hold Landlord harmless from and against any loss, cost or damage arising from Tenant's breach of its obligation to deliver the Sublet Premises to Landlord on a timely basis in accordance with this Paragraph VIII (including, without limitation, any charges which Landlord may owe to Prime Landlord as the result of such hold-over).

     VIII.  TENANT ALTERATIONS; SIGNS
            -------------------------

     A. Tenant shall not make any alteration, installation, removal, addition or improvement ("Installations") to the Sublet Premises and Tenant shall have no right to install any signage in the Sublet Premises or the Building without obtaining Landlord's prior written consent. Without limiting the foregoing, Tenant's right to make any such Installations shall be subject to all of the restrictions and conditions set forth in the Lease.

     B. Tenant hereby agrees that, at Landlord's election, Tenant shall, at its sole cost and expense, remove any Installations made by Tenant in the Sublet Premises and shall repair any damage to the Sublet Premises or the Building caused by the installation or removal of such Installations.

     IX.    INDEMNITY, SUBROGATION, AND LIABILITY INSURANCE
            -----------------------------------------------

     1. Tenant's indemnity, as set forth in Section 11.1 of the Lease shall run in favor of both Landlord and Prime Landlord.

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     2.   Tenant's liability insurance, which Tenant is required to carry pursuant to Article 11 of the Lease shall insure both Landlord and Prime Landlord as additional insured parties.

     3. Tenant hereby waives any claim which it has against either Landlord or Prime Landlord based upon damage to property caused by a peril which could have been insured against under a fire and extended coverage insurance policy, with so-called "All-Risk" rider, whether or not Tenant actually maintains such insurance and whether or not such damage is caused by the negligence of Tenant or Prime Landlord, or their respective agents, employees, or contractors.

     X.   SUBLEASE SUBJECT TO LEASE
          -------------------------

     Tenant acknowledges that this Sublease is subject and subordinate in all respects to the Lease (including, without limitation, Prime Landlord's rights of access to the Sublet Premises and its right to terminate the Lease in the event of certain takings and casualties). Therefore:

     1. Tenant agrees that it will not take any action which would constitute a default under the Lease, as applicable to this Sublease, and Tenant agrees to indemnify, defend, and hold Landlord harmless from and against any and all liability, loss, cost, damage or expense, including reasonable attorneys fees, arising out of or in connection with any act or failure on the part of Tenant which constitutes a default under this Sublease or under the Lease.

     2. Wherever Landlord's consent is required under this Lease, the consent of Prime Landlord shall also be required. It is understood and agreed that Landlord shall not be deemed to be unreasonable in withholding its consent if Prime Landlord has not granted its consent.

     3. Tenant acknowledges and agrees that Landlord shall have no obligation to provide any services to the Sublet Premises, to perform any maintenance of or repairs to the Sublet Premises or the Building, or to perform any obligation which is required to be performed by Prime Landlord under the Lease.

     4. Tenant acknowledges and agrees that Landlord shall have no liability or obligation to Tenant based upon any act or omission of Prime Landlord or the
agents, employees, or contractors of Prime Landlord.   Without limiting the
foregoing, Landlord shall have no liability to Tenant, and Tenant's obligation to pay rent due under this Sublease shall not be reduced or abated, in the event that Prime Landlord fails to provide any service, to perform any maintenance or repairs, or to perform any other obligation which Prime Landlord is required to provide or to perform pursuant to the Lease. Landlord, upon the written request of Tenant, from time to time, shall use reasonable efforts to require Prime Landlord to perform its obligations under the Lease.

                                      -4-
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     XI.  NOTICES
          -------

     Any notices required or permitted to be sent under this Sublease shall be sent to the following addresses, or such other addresses as either party may advise the other:

     To Landlord:   Creative BioMolecules, Inc.
                    ____________________________
                    ____________________________


     To Tenant:     BP 111 Huntington Ave LLC
                    c/o Boston Properties Limited Partnership
                    800 Boylston Street
                    Boston, MA  02199

     XII. BROKER
          ------

     Landlord and Tenant warrant and represent to each other that each has dealt with no broker or agent in connection with this Sublease. Tenant agrees to indemnify, defend, and hold Landlord harmless of and from all claims (including reasonable attorneys fees and expenses) which may be made by any person against Landlord for breach of Tenant's warranty. Landlord agrees to indemnify, defend and hold harmless Tenant from all claims (including reasonable attorneys fees and expenses) which may be made by any person against Tenant for breach of Landlord's warranty.

     XIII. TIME PERIODS
           ------------

     Recognizing that the relationship between Landlord and Tenant is a sublease and that, in the event of an action required or failed to be taken by Tenant hereunder may place Landlord in default of its obligations under the Lease, the parties hereby agree that Tenant shall have a shorter period of time to cure its defaults and to exercise its rights under the Sublease than Landlord has under the Lease. Therefore, and without limiting the foregoing, the following time periods shall be applicable under this Sublease.

     1.   Monetary Default:  Replace the seven (7) day period in Section 8.1(a)
          ----------------
with a three (3) day period.

     2.   Non-Monetary Default:  Replace the thirty (30) day period in Section
          --------------------
8.1(f) with a fifteen (15) day period.

     XIV. ADDITIONAL INAPPLICABLE LEASE PROVISIONS
          ----------------------------------------

     In addition to the inapplicable provisions of the Lease set forth above, the following provisions of the Lease shall have no applicability to this
Sublease:

                                      -5-
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Lease Cover Sheet
Section 1.4
Section 1.5
Section 2
Section 12.9
Exhibit B to the Lease
Paragraph 2, 3 and 4 of the First Amendment

     XV.    FURNITURE
            ---------

     Reference is made to certain furniture to be purchased by Tenant from Landlord, which Landlord shall leave in the Sublet Premises, a list of which furniture is attached hereto as Exhibit B ("Purchased Furniture"). Tenant shall, within ten (10) days after Landlord has vacated the Sublet Premises, pay to Landlord Three Hundred Fifty Thousand and 00/100 ($350,000.00) Dollars as payment in full for the Purchased Furniture.

     XVI.   CONSIDERATION FEE
            -----------------

     In consideration of Landlord's agreement to sublease the Sublet Premises to Tenant, Tenant shall, within ten (10) days after Landlord has vacated the Sublet Premises, pay to Landlord a fee ("Consideration Fee") of One Hundred Twenty-Five Thousand and 00/100 ($125,000.00) Dollars.

     XVII.  ASSIGNMENT AND SUBLEASING
            -------------------------

     A. Notwithstanding anything to the contrary herein or in the Lease contained, Tenant shall have the right, without the consent of Landlord, but upon written notice to Landlord, to assign Tenant's interest in the Sublease to Boston Properties Limited Partnership. In such event, Boston Properties Limited Partnership shall assume all of Tenant's obligations under the Sublease arising from and after the effective date of the assignment and Tenant shall be released from all obligations of Tenant under the Sublease arising from and after the effective date of the assignment.

     B. Notwithstanding anything to the contrary herein or in the Lease contained, Tenant shall have the right, without the consent of Landlord, but upon written notice to Landlord, to sublet all or any portion of the Sublet Premises to prospective tenants with whom Tenant, or an affiliate of Tenant, is negotiating for space in the Building, in 101 Huntington Avenue, or in the building being constructed at 111 Huntington Avenue.

     XVIII. CONSENT OF PRIME LANDLORD
            -------------------------

     The parties hereby acknowledge and agree that this Sublease shall not be effective unless and until the parties have obtained the consent of the Prime Landlord.

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     EXECUTED UNDER SEAL as of the date first above-written.

     LANDLORD:
     CREATIVE BIOMOLECULES, INC.


     By:__________________________________
          (Name)    (Title)


     TENANT:
     BP 111 HUNTINGTON AVE LLC

     By:  Boston Properties Limited Partnership,
          a Delaware limited partnership,
          Its: Member

          By:  Boston Properties, Inc.,
               a Delaware corporation
               Its:  General Partner

               By:___________________
               Name:_________________
               Its:____________________
               Hereunto Duly Authorized



                                      -7-
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                                   EXHIBIT A

                            PLAN OF SUBLET PREMISES

                                      -8-
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                                   EXHIBIT B

                               LIST OF FURNITURE

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